UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 11, 2011
VICOR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51475	20-2903491

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Corporate Blvd., N.W., Suite 123 Boca Raton, Florida	33431

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (561) 995-7313
NONE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
On April 11, 2011, the Company was served with a derivative suit (styled Craig Hudson, Mark Woods and Edward Wiesmeier, derivatively on behalf of nominal defendant Vicor Technologies, Inc., a Delaware corporation, Plaintiffs vs. David H. Fater, et al., Defendants — Circuit Court of the Fifteenth Judicial Circuit, In and For Palm Beach County, Florida, Case No. 50-2011 CA 005338.)
This derivative suit alleges claims for breach of fiduciary duty, abuse of control and gross mismanagement against all of the directors, as well as a claim for unjust enrichment against David H. Fater, the Company’s President and Chief Executive Officer.
Many of the factual allegations in this suit directed at Mr. Fater were the subject of prior grievances and claims submitted by the plaintiffs to the Company in December 2010. At that time Mr. Fater denied any improprieties and the Board authorized an investigation by a special committee comprised of the independent directors, which investigation commenced in early January 2011 with the retention of independent counsel by the special committee. As of the date hereof, the special committee has not reported its findings to the Board. The Company is reviewing the derivative suit with counsel in order to determine an appropriate response.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR TECHNOLOGIES, INC.
Date: April 20, 2011	By:	/s/ David H. Fater
David H. Fater
President and Chief Executive Officer